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                                  EXHIBIT 10.4
                              CERTIFICATE OF MERGER
                                       OF
                     GREAT WESTERN LAND & RECREATION, INC.,
                             A DELAWARE CORPORATION
                                  WITH AND INTO
               1ST REALTY INVESTMENTS, INC., A NEVADA CORPORATION

This Certificate of Merger is being delivered to the Delaware Secretary of State for filing in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "Delaware GCL").

                                    ARTICLE 1

Great Western Land and Recreation, Inc., a corporation organized under and governed by the laws of Delaware (the "Merging Entity"), will be the merging corporation. 1st Realty Investments, Inc., a corporation organized under and governed by the laws of Nevada (the "Surviving Entity"), will be the surviving corporation.

                                   ARTICLE II

An agreement and plan of merger (the "Agreement of Merger") was executed, approved, adopted, certified and acknowledged by (a) the board of directors of the Merging Entity pursuant to the provisions of Section 252(c) of the Delaware GCL, and (b) the board of directors of the Surviving Entity, whereby the Merging Entity is to be merged with and into the Surviving Entity (the "Merger").

                                   ARTICLE III

The Agreement of Merger was submitted to the shareholders of the Merging Entity and surviving Entity pursuant to the provisions of Nevada Revised Statutes 92A and Section 252 (c) of the Delaware GCL and was approved by the consent of (a) the sole stockholder of the Merging Entity and (b) stockholders holding nine million seven hundred thousand eight hundred eighty eight (9,700,888) shares of the capital stock of Surviving Entity out of seventeen million five hundred eighteen thousand five hundred twenty five (17,518,525) shares of such stock entitled to vote thereon, which was sufficient to approve the Agreement of Merger.

                                   ARTICLE IV

The name of the entity surviving the Merge is 1st Realty Investments, Inc., which is a Nevada corporation. After the Effective Time of the Merger (as hereinafter defined) the Surviving Entity will be known as Great Western Land & Recreation, Inc.

                                    ARTICLE V

The articles of incorporation, directors and officers of the Surviving Entity after the Effective Time (as hereinafter defined) shall be the same as the articles of incorporation, directors and officers of the Surviving Entity immediately prior to the Effective Time other than as Surviving Entity articles of incorporation are amended herein.

                                   ARTICLE VI

A complete and executed Agreement of Merger is on file and available, upon request at no charge, to any shareholder of either Merging Entity or Surviving Entity at the registered office of Surviving Entity: c/o Kirk Schumacher, 6100 Neil Road, Reno, Nevada 89511.

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                                   ARTICLE VII

The Merger shall be effective (the "Effective Time") at 11:59 p.m. (Arizona
Time) on the date of the filing of this Certificate of Merger with the Delaware Secretary of State.

                                  ARTICLE VIII

At the Effective Time, the Surviving Entity's Articles of Incorporation shall be and hereby are amended as follows:

         Article First is replaced in its entirety with:

         "FIRST: The name of the Corporation is Great Western Land and Recreation, Inc."

         The first paragraph of Article Fourth is amended in its entirety to read as follows:

         "FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is 30,000,000 shares of Common Stock, par value is $.001 per share (the "Common Stock"), and 10,000.00 shares of Series Preferred Stock, par value $.001 per share (the "Preferred Stock")."

No change is intended to any other provisions of Article Fourth, including the grant of authority to the Board of Directors to determine the rights and preferences of any class or series of the Surviving Entity's preferred stock.

                                   ARTICLE IX

Consistent with Delaware law, Surviving Entity agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Merging Entity, as well as for enforcement of any obligation of Surviving Entity arising from the Merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to
Section 262 of the Delaware GCL, and Surviving Entity hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and a copy of such process shall be mailed by the Secretary of State to Surviving Entity at the registered office of Surviving Entity in Nevada: c/o Kirk Schumacher, 6100 Neil Road, Reno, Nevada 89511.

Dated February 4, 2003

1ST REALTY INVESTMENTS, INC., A NEVADA CORPORATION

By: /s/ William Szilagyi
    --------------------------------
Printed: William Szilagyi
Its:  President

By: /s/ Jay N. Torok
    --------------------------------
Printed: Jay N. Torok
Its: Secretary

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GREAT WESTERN LAND & RECREATION, INC., A DELAWARE CORPORATION

By: /s/ Jay N. Torok
    --------------------------------
Printed: Jay N. Torok
Its: President

By: /s/ Jay N. Torok
    --------------------------------
Printed: Jay N. Torok
Its: Secretary

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